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                                    EXHIBIT 5

                                                                 January 9, 1998


New Mexico and Arizona Land Company
3033 North 44th Street, Suite 270
Phoenix, AZ 85018-7228

        RE: NEW MEXICO AND ARIZONA LAND COMPANY 1997 STOCK INCENTIVE PLAN

Ladies and Gentlemen:

         We have acted as counsel to New Mexico and Arizona Land Company, an Arizona corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, relating to the registration of 500,000 shares of its Common Stock, no par value (the "Shares"), issuable pursuant to the Company's New Mexico and Arizona Land Company 1997 Stock Incentive Plan (the "Plan").

         Based upon the foregoing, we are of the opinion that:

         1 The Company has been duly organized and is validly existing as a corporation under the laws of the State of Arizona.

         2 The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

         In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

         (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

         (ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters, made to us by officers of the Company and public officials; and

         (iii)    the accuracy and completeness of Company records.

              The opinions expressed herein are limited solely to the laws of the State of Arizona. We express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

              The opinions expressed herein are based upon the law and other matters in effect on the date hereof, we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         SNELL & WILMER L.L.P.